Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701

October 11, 2022

Nuwellis, Inc. 12988 Valley View Road Eden Prairie, Minnesota 55344

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Nuwellis, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-267368) (such registration statement as amended or supplemented from time to time, the “Registration Statement”) relating to the offer and sale by the Company of up to $12,000,000 in the aggregate sale price of (i) units consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and 1.5 warrants to purchase one share of Common Stock (the “Class A Units”), (ii) units consisting of one share of Series I Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), convertible at any time at the holder’s option into one share of Common Stock, and 1.5 warrants to purchase one share of Common Stock (the “Class B Units” and, together with the Class A Units, the “Units”), (iii) shares of Common Stock issuable upon conversion of the shares of Preferred Stock, and (iv) shares of Common Stock issuable upon exercise of the warrants issued under the Units.  The Units are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”). Pursuant to the Certificate of Designation (the “Certificate of Designation”) establishing the powers, designations, preferences and rights of the Preferred Stock to be filed in connection with the offering contemplated by the Registration Statement and the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the shares of the Preferred Stock will be convertible into shares of Common Stock.  We have assumed that the sale of the Units, including the Preferred Stock, Common Stock and warrants underlying the Units, to the underwriter by the Company and the exercise price of the warrants underlying the Units and the conversion of the Preferred Stock underlying the Units, will be at prices established by the Board of Directors of the Company or a duly-formed Pricing Committee thereof at a price no less than the minimum price authorized by the Board of Directors as of the date hereof in accordance with the Delaware General Corporation Law.  We have also assumed that, at the time of exercise of the warrants underlying the Units or conversion of the Preferred Stock, (i) the underlying shares of Common Stock will be properly delivered to the persons exercising such warrants or converting such Preferred Stock, and (ii) the consideration for the issuance and sale of the shares of Common Stock in connection with such exercise or conversion plus any purchase price for the applicable warrant or share of Preferred Stock is not less than the par value of the Common Stock.  With respect to the shares of Common Stock issuable upon exercise of the warrants included in the Units and conversion of the shares of Preferred Stock included in the Units, we express no opinion to the extent that, notwithstanding the Company' reservation of shares of Common Stock, future issuances of securities of the Company, including the shares issuable upon exercise of warrants included in the Units or conversion of shares of Preferred Stock included in the Units, may cause the warrants included in the Units to be exercisable for, or the shares of Preferred Stock included in the Units to be convertible into, more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

Nuwellis, Inc.
October 11, 2022

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant.  In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.  In addition, in rendering this opinion, we have assumed that the Units (including the shares of Common Stock, shares of Preferred Stock and warrants included in the Units), and the shares of Common Stock underlying the warrants and shares of Preferred Stock included in the Units, will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all supplements and amendments thereto, and the Underwriting Agreement.

Our opinions are limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to New York law applicable to contracts and the Delaware General Corporate Law.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based on our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.	When the Certificate of Designation has been properly filed with the Delaware Secretary of State and the shares of Preferred Stock covered by the Registration Statement have been offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such shares of Preferred Stock covered by the Registration Statement will be validly issued, fully paid and non-assessable.

2.
The shares of Common Stock included in the Units and covered by the Registration Statement, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable.

3.
The shares of Common Stock covered by the Registration Statement and issuable upon exercise of the warrants included in the Units, when they and such warrants are offered, sold, issued and delivered by the Company and such warrants are validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor, including the purchase price for such warrant and the exercise price of such warrant, and the issuance and delivery to the persons exercising such warrants of the underlying shares of Common Stock), against payment therefor, will be validly issued, fully paid and non-assessable.

4.
The shares of Common Stock covered by the Registration Statement and issuable upon conversion of the shares of Preferred Stock included in the Units, when they and such shares of Preferred Stock are offered, sold, issued and delivered by the Company and such shares of Preferred Stock are validly converted as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and the Company’s Certificate of Incorporation, including the Certificate of Designation, (including, without limitation, the payment in full of all applicable consideration therefor, including the purchase price for such shares of Preferred Stock, and the issuance and delivery to the persons converting such shares of Preferred Stock of the underlying shares of Common Stock), will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

Nuwellis, Inc.
October 11, 2022

5.	When the warrants covered by the Registration Statement and issued as part of the Units have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in the Underwriting Agreement and such warrants (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such warrants underlying the Units will constitute binding obligations of the Company.

6.	The Units covered by the Registration Statement, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

Nuwellis, Inc.
October 11, 2022

Very truly yours,

/s/ Honigman LLP

Honigman LLP

JMH/PDT/EAAL/RZK/GSWA

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402